EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
LQD Adrenalina, LLC and Subsidiaries
Miami, Florida

We have audited the accompanying consolidated balance sheets of LQD Adrenalina, LLC. and Subsidiaries (the "Company" or "LQD") as of December 31, 2006 and 2005, and the related consolidated statements of operations, members' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LQD Adrenalina, LLC. and Subsidiaries, as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

/s/   Goldstein Schechter Price Lucas Horwitz & Co., P.A.

Goldstein Schechter Price Lucas Horwitz & Co., P.A.
Miami, Florida
August 30, 2007

Goldstein Schechter Price Lucas Horwitz & Co., PA 2121 Ponce de Leon Blvd., 11th Floor, Coral Gables, FL 33134 Ph: 305-442-2200 Fax: 305-444-0880 www.gsplh.com gsplh@gsplh.com

LQD Adrenalina, LLC and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2006 and 2005

	2006	2005
Assets

Current assets:
Cash and cash equivalents	$297,801	$789,273
Accounts receivable	179,376	128,906
Inventories and film costs	1,479,027	623,169
Notes receivable - related parties	1,489,305	—
Prepaid expenses and other current assets	478,115	170,341
Total current assets	3,923,624	1,711,689

Non-current inventories and film costs	493,392	372,303
Property and equipment, net	2,161,693	776,620
Intangible assets, net	256,444	361,944
	2,911,529	1,510,867
Total assets	$6,835,153	$3,222,556

Liabilities and Members' Equity

Current liabilities:
Accounts payable and accrued liabilities	$590,089	$229,383
Current portion - related party notes	286,094	35,000
Total current liabilities	876,183	264,383

Long-term liabilities:
Related party notes, less current portion	—	35,000

Commitments and contingencies

Members' equity:
Members' interest	8,978,817	8,971,939
Accumulated deficit	(3,019,847)	(568,360)
Members' subscription notes receivable	—	(5,480,406)
Total members' equity	5,958,970	2,923,173
Total liabilities and members' equity	$6,835,153	$3,222,556

See Accompanying Notes to the Consolidated Financial Statements

LQD Adrenalina, LLC and Subsidiaries
Consolidated Statements of Operations
For the years ended December 31,

	2006	2005
Revenues:
Entertainment	$1,788,276	$1,221,861
Retail sales	422,887	—
Publishing	162,823	14,162
	2,373,986	1,236,023
Cost of revenues:
Licensing fees	597,894	355,588
Merchandise	215,160	—
Production	272,091	27,716
Total cost of revenues	1,085,145	383,304

Operating expenses:
Selling, general and administrative	2,973,252	1,064,082
Depreciation and amortization	662,698	383,875
Impairment loss	97,500	—
Total operating expenses	3,733,450	1,447,957

Operating loss	(2,444,609)	(595,238)

Other income:
Minority interest	—	20,000

Net loss	$(2,444,609)	$(575,238)

See Accompanying Notes to the Consolidated Financial Statements

LQD Adrenalina, LLC and Subsidiaries
Consolidated Statements of Members' Equity
For the years ended December 31, 2006 and 2005

		Retained	Members'
		Earnings	Subscription	Total
	Members'	(Accumulated	Notes	Members'
	Interest	Deficit)	Receivable	Equity
Balance January 1, 2005	$—	$6,878	$—	$6,878

Issued 10,000,000 shares in membership interest	10,000,000	—	(10,000,000)	—

Property received and carrying value adjustment	(1,028,061)	—	2,000,000	971,939

Property received	—	—	20,621	20,621

Cash received	—	—	2,398,973	2,398,973

Share-based compensation issued to key employees	—	—	100,000	100,000

Net loss	—	(575,238)	—	(575,238)

Balance December 31, 2005	$8,971,939	$(568,360)	$(5,480,406)	$2,923,173

Property received	—	—	4,000	4,000

Cash received	—	—	5,476,406	5,476,406

Pooling of interest in consolidated affiliate	6,878	(6,878)	—	—

Net loss	—	(2,444,609)	—	(2,444,609)

Balance December 31, 2006	$8,978,817	$(3,019,847)	$—	$5,958,970

See Accompanying Notes to the Consolidated Financial Statements

LQD Adrenalina, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the years ended December 31, 2006 and 2005

Consolidated Statements of Cash Flows

	2006	2005
Cash flow from operating activities:
Net loss	$(2,444,609)	$(575,238)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	662,698	383,875
Impairment loss	97,500	—
Minority interest	—	(20,000)
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	(50,470)	(128,906)
Inventories and film costs, net	(1,513,243)	(537,853)
Prepaid expenses and other assets	(307,774)	(170,341)
Accounts payable and accrued liabilities	360,705	229,383
Total adjustments	(750,584)	(243,842)

Net cash used in operating activities	(3,195,193)	(819,080)

Cash flows from investing activities:
Purchase of property and equipment, net	(1,495,474)	(790,620)

Net cash used in investing activities	(1,495,474)	(790,620)

Cash flows from financing activities:
Contributed capital	5,476,406	2,398,973
Repayment of related party note	(35,000)	—
Issuance of affiliate note receivable	(1,489,305)	—
Proceeds from member note	247,094	—

Net cash provided by financing activities	4,199,195	2,398,973

Net (decrease) increase in cash and cash equivalents	(491,472)	789,273

Cash and cash equivalents, beginning of year	789,273	—

Cash and cash equivalents, end of year	$297,801	$789,273

See Accompanying Notes to the Consolidated Financial Statements

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business:

LQD Adrenalina, LLC. (the "Company" or "LQD") formed on September 13, 2004 is a media, retail and entertainment company headquartered in South Florida. The Company operates in Latin America and in the Southeastern United States. LQD classifies its business interests in three reportable lines:

Entertainment: theatrical and TV film and music production and distribution

Retail Sales: extreme sports and adventure themed stores located in regional shopping malls.

Publishing: extreme sports oriented periodical publishing and distribution Basis of Consolidation:

The consolidated financial statements include 100% of the assets. liabilities, revenues, expenses and cash flows of the Company and all entities in which LQD has a controlling voting interest ("subsidiaries") and variable interest entities ("VIE") required to be consolidated in accordance with U.S. generally accepted accounting principles ("GAAP"). All intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.

The Company consolidated the results of operations for Extreme Publishing, LLC, in which it held an 80% interest during 2005, and reported the minority interest in the 2005 consolidated financial statements. The Company additionally consolidated the results of operations of Time Code. LLC, a company under common control, for the year ended December 31, 2005. During 2006 the Company acquired 100% ownership interest in both of these entities. (See note 2)

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, barter transactions, business combinations, and contingencies.

Inventories

Retail Merchandise

The Company's retail inventories are comprised of extreme sports and adventure life-style equipment and clothing. It is valued at the lower of cost or market using the weighted average cost method that approximates the first-in, first-out ("FIFO") method. Average cost includes the direct. purchase price of merchandise inventory and shipping costs.

Film Costs

Film costs included in inventory include the cost of completed television episodes, completed and unreleased episodes and development pre-production costs, all reflected at the lower of cost, less accumulated amortization, or fair value.

Recent Accounting Standards

Accounting for Inventories

In September 2005, the FASB ratified the Emerging issues Task Force's ("EITF") consensus on Issue No. 04-13 "Accounting for Purchases and Sales of Inventory with the Same Counterparts ("EITF 04-13"), which requires an entity to treat sales and purchases of inventory between the entity and the same counterpart), as one transaction for purposes of applying APB Opinion No. 29 when such transactions are entered into in contemplation of each other. When such transactions are legally contingent on each other, they are considered to have been entered into in contemplation of each other. The EITF also agreed on other factors that should be considered in determining whether transactions have been entered into in contemplation of each other. EITF 04- 13 was applied to new arrangements that were entered into after January 1, 2006. The adoption of EITF 04-13 did not have a material impact on the Company's consolidated financial statements.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF' SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Standards - continued

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of Statement of Financial Accounting Standard ("SFAS") No. 109 ("FIN 48"), which clarifies the accounting for uncertainly in income tax positions. This interpretation requires that the Company recognize in the consolidated financial statements the tax benefits related to tax positions that are more likely than not to he sustained upon examination based on the technical merits of the position. The provisions of FIN 48 became effective for LQD as of the beginning of the Company's 2007 fiscal year. The provisions of this Interpretation are not expected to have a material impact on the Company's consolidated financial statements.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS 157"). SFAS 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and expands on required disclosures about fair value measurement. SFAS 157 is effective for the Company on January 1, 2008 and will he applied prospectively. The provisions of SFAS 157 are not expected to have a material impact on the Company's consolidated financial statements.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits companies to choose to measure, on an instrument-by-instrument basis, financial instruments and certain other items at fair value, that are not currently required to be measured at fair value. The Company currently is evaluating whether to elect the option provided for in this standard. If elected, SFAS 159 would he effective for the Company as of January 1, 2008.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid accounts with an original maturity date of three months or less to be cash equivalents. The Company maintains hank accounts in US banks, which at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant risk on bank deposit accounts.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Summary of Significant Accounting Policies - continued

Accounts Receivable

Accounts receivable represent amounts currently due to the Company under contractual obligations or for services performed. When necessary, the Company evaluates and maintains an allowance for these accounts to cover anticipated losses or when the receivables become greater than 90-days past due. At December 31, 2006 and 2005 the Company considered all accounts to be 100% collectible: as such there was no recorded allowance.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight line method over the estimated useful lives of the related assets or over the lesser of the term of the lease or the estimated useful life of the assets under lease. Normal repairs and maintenance are expensed as incurred whereas significant improvements which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets.

Leasehold Improvements	10 years
Furniture, Fixtures and Equipment	5 - 10 years
Vehicles	5 years
Software	3 years

Intangible Assets

As a creator and distributor of branded information and copyrighted products, LQD has a significant number of intangible assets, television libraries, copyrighted products and trademarks. In accordance with generally accepted accounting principles, the Company does not recognize the fair value of internally generated intangible assets. Costs incurred to create and produce copyrighted product, such as television series, generally are either expensed as incurred or capitalized as tangible assets. As such, costs incurred to create or extend brands, such as magazine titles, generally result in losses over an extended development period and are recognized as a reduction of income as incurred, while any corresponding brand value created is not recognized as an intangible asset on the consolidated balance sheet. However, intangible assets acquired, or as part of business combinations, accounted for under the purchase method of accounting, are recorded at fair value on the Company's consolidated balance sheet.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Summary of Significant Accounting Policies - continued

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets, which consist of trademarks and brand names, are tested for impairment annually as of December 31 and whenever events or circumstances make it more likely than not that impairment may have occurred, such as a significant adverse change in the business climate. Estimating fair value is performed by utilizing various valuation techniques, which require management to make significant estimates and assumptions about the carrying value of these assets.

Pre-opening Costs

Pre-opening costs, which consisted primarily of payroll, training, marketing, rent, travel and supplies, are expensed as incurred.

Leases

The Company leases its main office, warehouse and store locations, which are accounted for under the provisions of SFAS No. 13, Accounting for Leases, and subsequent amendments, which require that leases be evaluated and classified as operating or capital leases for financial reporting purposes.

Certain leases contain scheduled rent increases, and may include an initial period of free or reduced rent as an inducement to enter into the lease agreement ('rent holidays"). The Company recognizes rental expense for rent increases and rent holidays on a straight-line basis over the terms of the underlying leases, without regard to when rent payments are made. The calculation of straight-line rent is based on the "reasonably assured" lease term as defined in SFAS No. 98, Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases-an amendment of FASB Statements No. 13, 66, and 91 and a rescission of SFAS Statement No. 26 and Technical Bulletin No. 79-11. This amended definition of the lease term may exceed the initial non-cancelable lease term.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Summary of Significant Accounting Policies - continued

Entertainment

Television series are produced for foreign or domestic cable and syndicated television markets. Revenues from the distribution of television product are recognized when the films or series are available to telecast, except for barter advertising agreements where the recognition of revenue is deferred until the related advertisements are exhibited.

Cable and syndicated television licensing agreements are routinely entered into in advance of the available telecast dates. Agreements may include rights to receive cash and barter advertising time. For cash contracts, the related revenues are not recognized until product is available for telecast under the contractual terms of the related license agreement. For television barter arrangements, the related revenues are not recognized until the product is available for telecast and the advertising spots received under such contracts are sold to third parties and aired.

Film costs include the unamortized cost of completed television episodes. television series in production or initial development. Film costs are stated at the lower of cost, less accumulated amortization, or fair value.

In the normal course of operations the Company enters into barter transactions whereby it exchanges programming product for advertising time that it can use or resell. The advertising time is provided by broadcasting companies in the United States and Central and South America. These transactions are valued at the fair value of the related programming product. based on comparable arrangements in the broadcast areas. These transactions are accounted for at the time the programming is broadcast and the advertising is used.

During the years ended December 31, 2006 and 2005, the value of the recorded barter transactions included in advertising revenues and licensing fees was $241,050 and $125,500, respectively.

During 2006 the Company entered into final negotiations to jointly finance a theatrical film production. The substance of this arrangement is that the third-party investors own an interest in the film and will share economic results with the Company.

Retail

Revenue from retail store sales is recognized when merchandise is sold and delivered to the customer.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Summary of Significant Accounting Policies - continued

Publishing

Magazine advertising revenues are recognized at the magazine cover date. Magazine sales revenues are primarily generated from bulk orders from retail outlets such as newsstands, supermarkets and convenience stores. Revenues from these sales are recorded when the magazines are placed with the vendor, because all sales are final and there is no right of return for unsold copies.

Gift Cards

Cash received from the sale of gift cards is recorded as a liability, and revenue is recognized upon the redemption of the gift card or when it is determined that the likelihood of redemption is remote. At December 31, 2006 the Company had a recorded gift card liability of $24,938. Gift card sales began during 2006.

Advertising Costs

The Company expenses advertising costs when incurred. Advertising expense during the years ended December 31, 2006 and 2005 was $102,131 and $16,828, respectively.

Income Taxes

As a limited liability company, the Company's taxable income or loss is allocated to member's income in accordance with their respective percentage ownership. Therefore, no provision or liability for taxes has been included in the consolidated financial statements.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE l - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Statements of Cash Flows

The Company includes cash and certain cash equivalents in preparing the consolidated statements of cash flows. The following is supplemental disclosure to the consolidated statements of cash flows for the years ended December 31, 2006 and 2005.

	2006	2005
Non each investing and financing activities:

Membership interest in lieu of compensation	$—	$100,000

Membership interest exchanged for goods and services	$4,000	$992,560

NOTE 2 - BUSINESS COMBINATIONS

Extremo SurfGroup, C.A.

During August 2005, the Company purchased the assets of Extremo Surf Group, C.A., including the rights to the magazine "Extremo Surf" for $150,000.

The Company contributed these assets and $80,000 in additional capitalization, in exchange for 80% membership in a newly formed entity, Extreme Publishing, L.L.C. This combination was accounted for in accordance with SFAS 141, Business Combinations ("SFAS 141").

The estimated fair values of the assets acquired at the date or acquisition were as follows:

Property and equipment	$8,935
Other assets	3,565
Licensing agreements	40,000
Trademark	97,500
$150,000

Extreme Publishing, LLC

During 2006 the minority member surrendered its membership to the Company. As a result, Extreme Publishing, LLC became a 100% owned subsidiary of the Company.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 2 - BUSINESS COMBINATIONS - continued

Time Code, LLC

During 2005, Time Code, LLC ("Time Code"), a company under common control, reported its operating results in the Company's consolidated financial statements. Effective January 1, 2006, all the membership interests of Time Code were contributed to the Company. This contribution was recorded in accordance with SFAS 141 which requires that the combination of entities under common control be accounted for as a statutory pooling of interest.

NOTE 3 - INVENTORIES AND FILM COSTS

Inventories and film costs at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Retail merchandise	$800,002	$58,405
Film costs - Television:
Released, less amortization	1,033,430	903,505
Completed and not released	49,500	16,500
Development and pre-production	30,025	—
Film costs - Theatrical:
Development and pre-production	59,462	17,062
Total inventories and film costs	1,972,419	995,472
Less: current portion	(1,479,027)	(623,169)
Total noncurrent inventories and film costs	$493,392	$372,303

Film cost amortization totaled $548,264 and $364,222 for the years ended December 31, 2006 and 2005, respectively.

The Company anticipates that film costs will be amortized by December 31, 2009. In addition, approximately $621,500 of the film costs of released and completed and not released television product are expected to be amortized during the year ending December 31. 2007.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 4 - PROPERTY AND EQUIPMENT

Major categories of property and equipment at December 31, 2006 and 2005 were as follows:

	2006	2005

Leasehold Improvements	$1,198,973	$162,994
Furniture, Fixtures and Equipment	967,800	109,383
Software	83,839	77,890
Vehicles	15,000	—
Construction in Process	—	440,450
Total	2,265,612	790,717
Less accumulated depreciation and amortization	103,919	14,097
Total property and equipment	$2,161,693	$776,620

Depreciation expense totaled $106,434 and $14,097 for the years ended December 31, 2006 and 2005, respectively.

NOTE 5 - INTANGIBLE ASSETS

Trademarks and licensing agreements with indefinite and determinable lives for the years ended December 31, 2006 and 2005 were as follows:

	Lives	2006	2005
Trademarks
Adrenalina(R)	Indefinite	$230,000	$230,000
Extremo Surf(R)	Indefinite	—	97,500
Licensing Agreements	5 years	40,000	40,000
Total		270,000	367,500
Less accumulated amortization		(13,556)	(5,556)
		$256,444	$361,944

The Company anticipates that the future amortization of its licensing rights will approximate $8,000 for each of the years ended December 31, 2007, 2008 and 2009.

During its annual impairment reviews for the intangible assets, which occur in the fourth quarter of 2006, The Company determined the trademark associated with Extremo Surf was impaired. The Company recorded an impairment charge in the amount of $97,500. No additional impairments existed at December 31, 2006 or 2005.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005
NOTE 6 - MEMBERS' EQUITY

On January 1, 2005 the founding members of the Company transferred the assets and rights associated with the Adrenalina trade name and television show to the Company, for a 20% membership interest. These assets and rights had a carrying value to the members on the date of transfer of $971,939. The transfer of the assets and rights was recorded in accordance with SAB Topic 5-G, Acquisition of Assets from Promoters and Shareholders in Exchange for Common Stock, which requires that the transaction be recorded at the related parties' carrying value on the date of transfer.

During 2005, the Company awarded a 1% interest in the membership in lieu of compensation to certain key employees. The effect of this membership award was recorded as compensation expense in the consolidated statement of operations as of December 31, 2005, in the amount $100,000.

During 2005, the Company received equipment valued at $20,621, which was used to partially satisfy a membership subscription loan. This transaction was recorded in accordance with APB No. 29, Accounting for Nonmonetary Transactions, and resulted in a 0.2% increase to membership equity.

During 2006, the Company received approximately $4,000 worth of design and art work from an outside provider which was settled through an exchange of a .04% of membership interest. This transaction was recorded in accordance with EITF 96-18 Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company's rent expense amounted to $ 311,883 and $66,835 for the years ended December 31, 2006 and 2005, respectively. The Company has various long- term noncancelable lease commitments for its offices, warehouse and stores which expire through 2017. The minimum rental commitments under noncancelable long-term operating leases during the next five years are as follows:

2007	$481,175
2008	493,337
2009	453,773
2010	445,008
2011	465,990
Total	$2,339,283

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 7 - COMMITMENTS AND CONTINGENCIES - continued

Programming License Agreements

During 2006, the Company entered into licensing agreements with national and international broadcasting companies. The broadcasters provide advertising time to the Company that it may either use or re-sell to third parties. The Company has committed to provide sixty-one television episodes and purchase approximately $482,500 in advertising time from the broadcasters.

Litigation

The Company is involved in various claims and legal proceedings in the ordinary course of its business activities. The Company believes that any potential liability associated with the ultimate outcome of these matters will not have a material adverse effect on its financial position or results of operations.

NOTE 8 - RELATED PARTY TRANSACTIONS

Advertising Revenue

The Company sold advertising to a company whose Chairman and CEO is also an equity member of the Company. These advertising revenues represented a significant portion of the Company's total revenues for the years ended December 31, 2006 and 2005. See note 9.

Related Party Notes Receivable

During 2006 the Company advanced $239,305 to an unconsolidated affiliate. This note receivable is due on demand and does not bear interest.

During 2006 the Company entered into a joint venture with a related party to develop property. The Company advanced $1,250,000, to the venture, in the form of a non-interest bearing, convertible, demand note. During the fourth quarter of 2006 the Company opted not to covert the note to shares in the joint venture. During August 2007, $950.000 of this demand note was repaid.

Related Party Notes Payable

The Company entered into a $70,000 note agreement with the seller of Extremo Surf Group, CA. The note was non-interest bearing and paid in two $35,000 annual installments through March 2007.

The Company received short term advances in the amount of $251,094 from members during 2006. The loans are due on demand and do not hear interest.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 9 - CONCENTRATION OF RISK

Major Customer

A substantial portion of LQD's revenues were earned from one customer. This customer's revenues totaled $1,589,751 or 67.0% and $930,163 or 75.3%, of total revenues for the years ended December 31, 2006 and 2005, respectively. At December 31, 2006 and 2005, amounts receivable from this customer totaled $137,086 or 76.5% and $128,906 or 100% of total accounts receivable, respectively.

NOTE 10 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class or financial instruments for the years ended December 31, 2006 and 2005:

	2006		2005
	Carrying	Fair	Carrying	Fair
(Amounts in thousands)	Amount	Value	Amount	Value
Assets:
Cash and cash equivalents	$297	$297	$789	$789
Accounts receivable	179	179	128	128
Notes receivable	1,489	1,450	—	—
Liabilities:
Accounts payable and accrued liabilities	$590	$590	$229	$229
Notes payable	286	286	70	67

The fair value of cash and cash equivalents approximates the carrying amount due to the short maturity of those instruments.

The fair value of the Company's notes receivable and debt are primarily based upon variable interest rates, which issuance amount approximates fair value.

The fair value of the Company's accounts receivable and accounts payable approximate their fair value due to the relatively short maturities.

LQD Adrenalina, LLC and Subsidiaries
Notes to Consolidated Financial Statements - continued
Years Ended December 31, 2006 and 2005

NOTE 11 - SUBSEQUENT EVENTS

FlowRider Agreement

Effective April 2007, the Company entered into an exclusive five year agreement to acquire thirty-six FlowRider water-themed entertainment units for placement in its future mall-based retail shops. The per- unit prices begin at $595,000 and $795,000 for single and double sized units, respectively, with price escalations for contract years after 2008. The agreement is subject to a performance schedule governing order timing and equipment deposits. Non-refundable deposits placed as of August 30. 2007 were in the amount of $1,250,000.

Lease Agreement

During March 2007, the Company amended its lease agreement on the second store, which is scheduled to open during the fourth quarter of 2007, in Miami, FL. This amended lease expires in 2017 and is included in the schedule of minimum lease payments. As of the date of this report, the Company was in negotiations for three additional store locations throughout the Southeast United States. The Company anticipates that these leases will he finalized during the third quarter of 2007 and expects to open the new stores through the first quarter of 2008.

Sales to Major Customer

In March 2007 the Company ended the advertising contract it held with its major customer.